UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

MISONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, New York, 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant’s Telephone number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0001 par value	MSON	The NASDAQ Global Market

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 26, 2021, Misonix, Inc. (“Misonix”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Misonix stockholders voted on the following three proposals, each of which is described in detail in the definitive joint proxy statement/prospectus, that was filed on Schedule 14A by Misonix with the Securities and Exchange Commission on September 24, 2021, in connection with the mergers contemplated by the Agreement and Plan of Merger, dated July 29, 2021, by and among Bioventus Inc. (“Bioventus”), Oyster Merger Sub I, Inc., a Delaware corporation, and a wholly owned subsidiary of Bioventus, Oyster Merger Sub II, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Bioventus, and Misonix, as may be amended from time to time (the “Merger Agreement”). A summary of the voting results for the matters proposed at the Special Meeting is set forth below.

There were 17,425,045 shares of Misonix’s common stock issued and outstanding as of September 22, 2021, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 13,578,295 shares of Misonix’s common stock were present or represented by proxy, representing approximately 77.9% of the total outstanding shares of Misonix’s common stock as of the Record Date, which constituted a quorum to conduct business at the Special Meeting. The following are the voting results on proposals considered and voted upon at the Special Meeting, all of which are described in the joint proxy/prospectus filed on Schedule 14A by Misonix with the Securities and Exchange Commission on September 24, 2021:

Proposal 1: Adoption of the Merger Agreement. At the Special Meeting, Misonix stockholders approved a proposal to adopt the Merger Agreement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,057,059	3,209	518,027	—

Proposal 2: Approval on a non-binding advisory basis, the compensation that may be paid or become payable to Misonix named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement. At the Special Meeting, Misonix stockholders approved on a non-binding advisory basis, the compensation that may be paid or become payable to Misonix named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,678,798	349,590	549,907	—

Proposal 3: Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies or if there were insufficient votes at the time of the Special Meeting to approve Proposal 1 or to ensure that any supplemental or amendment to the joint proxy statement/prospectus was timely provided to Misonix stockholders. Because Proposal 1 was approved, the proposal to adjourn the special meeting was not necessary and was not acted upon.

Item 7.01 Regulation FD Disclosure

On October 26, 2021, Bioventus and Misonix issued a joint press release announcing the voting results of the Special Meeting and the special meeting of Bioventus shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Joint Press Release, dated October 26, 2021
104	Cover Page Interaction Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Dated: October 26, 2021	By:	/s/ Joseph P. Dwyer
	Name:	Joseph P. Dwyer
	Title:	Chief Financial Officer